UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 22, 2007
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information contained in Item 8.01 is incorporated herein by reference.
Item 3.02 Unregistered Sale of Equity Securities.
     The information contained in Item 8.01 is incorporated herein by reference. The debentures referred to in the response to Item 8.01 are convertible into shares of common stock.
Item 8.01 Other Events.
     On May 22, 2007, Countrywide Financial Corporation, a Delaware corporation (the “Company”), closed a private placement of $2.0 billion aggregate principal amount of its series A floating rate convertible senior debentures due 2037 (the “series A debentures”) and $2.0 billion aggregate principal amount of its series B floating rate convertible senior debentures due 2037 (the “series B debentures” and, together with the series A debentures, the “debentures”). The initial purchasers of the debentures received aggregate underwriting discounts or commissions of $20 million, in the case of the series A debentures and $20 million, in the case of the series B debentures. The debentures were sold to the initial purchasers under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to “qualified institutional buyers” under Rule 144A of the Securities Act. These exemptions from registration were supported in part by representations and warranties made by the initial purchasers to the Company.
     Indenture
     The terms of the debentures were established pursuant to the Indenture, dated May 22, 2007, between the Company, Countrywide Home Loans, Inc. (“CHL”), a wholly-owned subsidiary of the Company, as guarantor, and The Bank of New York, as trustee. The following is a summary of certain terms of the Indenture and is qualified in its entirety by the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     The Bank of New York is trustee under other indentures of the Company and CHL and may provide banking and other services to the Company and its affiliates.
     Guarantee and Ranking
     CHL has guaranteed the Company’s obligations under the debentures, including the payment of cash and delivery of the Company’s common stock upon conversion of the debentures and the due and punctual payment of principal and interest on the debentures, whether at the relevant maturity date, upon acceleration, upon redemption, upon repurchase or otherwise. The guarantee is an unsecured and unsubordinated obligation of CHL and ranks equally with its other unsecured and unsubordinated indebtedness.
     The debentures are senior unsecured obligations of the Company, rank equally in right of payment with all the Company’s existing and future unsecured senior debt and are senior in right of payment to the Company’s existing and future subordinated debt. The debentures effectively rank junior to any of the Company’s existing and future secured indebtedness and the existing and future secured indebtedness of CHL, in each case to the extent of the value of the assets securing such indebtedness. The debentures are also structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company’s non-guarantor subsidiaries.
     Interest
     The series A debentures bear interest at a floating rate equal to three-month LIBOR, reset quarterly, minus 3.50 percent, payable quarterly in arrears on January 15, April 15, July 15 and October 15 each year commencing on July 15, 2007 and the series B debentures bear interest at a floating rate equal to three-month LIBOR, reset quarterly, minus 2.25 percent, payable quarterly in arrears on February 15, May 15, August 15 and November 15 each year commencing on August 15, 2007.
     Conversion
     Subject to the conditions and limitations set forth in the Indenture, holders of the debentures may convert their debentures, in whole or in part, at any time before the close of business on the business day immediately preceding the relevant maturity date from and after the date of the following events:
•	during any fiscal quarter after the fiscal quarter ending June 30, 2007, if the last reported sale price of the Company’s common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the previous fiscal quarter exceeds 130% of the conversion price for those debentures on that 30th trading day;

•	if the trading price of such series of debentures falls below a certain level;

•	if the Company has called those debentures for redemption;

•	on or after January 15, 2037, in the case of the series A debentures, or February 15, 2037, in the case of the series B debentures; or

•	upon the occurrence of specified corporate transactions affecting the Company, as set forth in the Indenture.
     For each $1,000 principal amount of debentures surrendered for conversion, the holder thereof will receive cash and shares of the Company’s common stock, if any, at an initial conversion rate of 19.0734 shares of common stock for the series A debentures and 17.1003 shares of common stock for the series B debentures. The conversion rate for each series of debentures is subject to adjustment as set forth in the Indenture. If converted, holders of the debentures will receive cash up to the principal amount of a convertible debenture and, with respect to any excess conversion value, shares of the Company’s common stock as determined pursuant to a specified formula, subject to the Company’s option to cash settle all or some of its delivery obligations.
     Redemption
     The Company may redeem the debentures in whole or in part at any time on or after October 15, 2008, in the case of the series A debentures, or May 15, 2009, in the case of the series B debentures, in each case for cash at 100 percent of their principal amount plus accrued and unpaid interest, if any, to but not including the redemption date.
     Repurchase
     Holders of the series A debentures may require the Company to repurchase all or a portion of their debentures on each of October 15, 2008, 2009, 2010, 2012, 2017, 2022, 2027 and 2032, and holders of series B debentures may require the Company to repurchase all or a portion of their debentures on May 15, 2009, 2010, 2012, 2017, 2022, 2027 and 2032 or upon the occurrence of a change in control, the holders of the debentures may require the Company to repurchase the debentures for cash at a price equal to 100 percent of the principal amount of the debentures submitted for repurchase, plus accrued and unpaid interest, if any, to but excluding the repurchase date.
     Acceleration
     To the extent provided in the Indenture, if an “Event of Default” (as defined in the Indenture), other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or CHL, occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding series A debentures or series B debentures, as the case may be, may declare the principal and accrued and unpaid interest, including additional amounts, if any, on the outstanding debentures of such series to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, the principal and accrued and unpaid interest, including additional amounts, if any, on the series A debentures or series B debentures, as the case may be, will automatically become immediately due and payable.
     Registration Rights Agreement
     On May 22, 2007, the Company and CHL entered into a Registration Rights Agreement with the initial purchasers named therein. Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to the 180th day after the first date of original issuance of any of the debentures or designate an effective shelf registration statement, in each case covering resales of the debentures, the guarantee and any shares of the Company’s common stock issuable on conversion of the debentures. Unless the Company designates an effective shelf registration statement, the Company has agreed to use reasonable best efforts to cause the shelf registration statement to become effective within 220 days after the first date of original issuance of any of the debentures. The Company has further agreed to use its reasonable best efforts to keep the shelf registration statement effective for a certain period as set forth in the Registration Rights Agreement. The foregoing is a summary and is qualified in its entirety by the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
4.1	Indenture, dated May 22, 2007, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and The Bank of New York, as Trustee (including form of series A debenture and form of series B debenture).

4.2	Registration Rights Agreement, dated May 22, 2007, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and the initial purchasers named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION
Dated: May 29, 2007	By:	/s/ Jennifer S. Sandefur
	Name:	Jennifer S. Sandefur
	Title:	Senior Managing Director and Treasurer

EXHIBIT INDEX

Exhibit
No.

4.1	Indenture, dated May 22, 2007, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and The Bank of New York, as Trustee (including form of series A debenture and form of series B debenture).

4.2	Registration Rights Agreement, dated May 22, 2007, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and the initial purchasers named therein.